COLUMBIA ETF TRUST I

AMENDMENT NO. 10 TO THE

AMENDED AND RESTATED DECLARATION OF TRUST

WHEREAS, Section 6 of Article III of the Amended and Restated Declaration of Trust (the “Declaration of Trust”) of Columbia ETF Trust I (the “Trust”), dated April 15, 2016, as amended from time to time, authorizes the Trustees of the Trust to amend the Declaration of Trust to change the designation of any Series or class of Shares without authorization by vote of the Shareholders of the Trust.

NOW, THEREFORE, The undersigned, being at least a majority of the Trustees of Columbia ETF Trust I, do hereby certify that we have authorized the renaming of Columbia International ESG Equity Income ETF to Columbia International Equity Income ETF and Columbia U.S. ESG Equity Income ETF to Columbia U.S. Equity Income ETF and the creation of the additional Series of the Trust: Columbia Short Duration High Yield ETF and Columbia U.S. High Yield ETF and have authorized the following amendment to said Declaration of Trust:

Section 6 of Article III is hereby amended to read as follows:

Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, the following Series shall be, and are hereby, established and designated:

Columbia Diversified Fixed Income Allocation ETF

Columbia International Equity Income ETF

Columbia Multi-Sector Municipal Income ETF

Columbia Research Enhanced Core ETF

Columbia Research Enhanced Real Estate ETF

Columbia Research Enhanced Value ETF

Columbia Seligman Semiconductor and Technology ETF

Columbia Short Duration Bond ETF

Columbia Short Duration High Yield ETF

Columbia U.S. Equity Income ETF

Columbia U.S. High Yield ETF

The rest of this Section 6 remains unchanged.

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 IN WITNESS WHEREOF, the undersigned has signed this Amendment No. 10 to the Declaration of Trust on June 27, 2024.

/s/ George S. Batejan	/s/ Brian J. Gallagher

George S. Batejan	Brian J. Gallagher

/s/ Kathleen A. Blatz

Kathleen A. Blatz	Douglas A. Hacker

/s/ Daniel J. Beckman	/s/ Nancy T. Lukitsh

Daniel J. Beckman	Nancy T. Lukitsh

/s/ Pamela G. Carlton	/s/ David M. Moffett

Pamela G. Carlton	David M. Moffett

/s/ Janet Langford Carrig	/s/ Catherine James Paglia

Janet Langford Carrig	Catherine James Paglia

/s/ J. Kevin Connaughton	/s/ Natalie A. Trunow

J. Kevin Connaughton	Natalie A. Trunow

/s/ Olive M. Darragh	/s/ Sandra L. Yeager

Olive M. Darragh	Sandra L. Yeager

/s/ Patricia M. Flynn

Patricia M. Flynn

Registered Agent:	Corporation Service Company 84 State Street Boston, MA 02109